UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 1, 2013

Fusion-io, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35188	20-4232255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2855 E. Cottonwood Parkway, Suite 100

Salt Lake City, Utah 84121

(Address of principal executive offices) (Zip code)

(801) 424-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director.

On August 1, 2013, the Board appointed John F. Olsen as a member of the Board of Directors (the “Board”) of Fusion-io, Inc. (the “Company”), effective immediately. Mr. Olsen was also appointed to serve on the Board’s audit committee and compensation committee. The Board has affirmatively determined that Mr. Olsen meets the independence standards for audit committee and compensation committee members under the Securities and Exchange Commission (the “Commission”) and New York Stock Exchange rules and regulations, and that he is financially literate.

In connection with his appointment to the Board, Mr. Olsen received a restricted stock unit award covering 30,000 shares of common stock, consistent with the initial award granted to non-employee directors upon joining the Board. Mr. Olsen’s compensation for services as a director of the Company will be consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 24, 2012. In connection with his appointment, the Company and Mr. Olsen have entered into the Company’s standard director indemnification agreement, the form of which was filed with the Commission on May 23, 2011 as Exhibit 10.1A to the Company’s registration statement on Form S-1.

There are no other understandings or arrangements between Mr. Olsen or any other person and the Company or any of its subsidiaries pursuant to which Mr. Olsen was appointed to serve as a director. There are no family relationships between Mr. Olsen and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. Olsen or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

From February 2005 to July 2009, Mr. Olsen, age 62, served as a director of Borland Software Corporation and as chairman of the board from August 2006 to July 2009. Since 2004, Mr. Olsen has been a private investor. From 2001 to 2004, Mr. Olsen served as President and Chief Operating Officer of Business Objects, a provider of business intelligence solutions. Prior to joining Business Objects, he was President and Chief Executive Officer of Marimba, Inc., a provider of Internet infrastructure management solutions from July 2000 to June 2001. From 1993 to 2000, Mr. Olsen served as president of the Design Realization Group of Cadence Design Systems, Inc. Before joining Cadence in 1993, Mr. Olsen held the position of partner, Strategic Services, at KPMG Peat Marwick. Mr. Olsen holds an M.S. degree in management science from the University of South Florida, and a B.S. degree in industrial engineering from Iowa State University.

Prior to his appointment as a director, Mr. Olsen served as a consultant to the Company from October 2012 through July 2013, pursuant to a consulting agreement entered into on October 15, 2012 by and between the Company and Mr. Olsen (the “Consulting Agreement”). The Consulting Agreement was terminated prior to Mr. Olsen’s appointment as a director of the Company. Pursuant to the Consulting Agreement, Mr. Olsen provided advisory services to the Company and received aggregate compensation of less than $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION-IO, INC.

Date: August 5, 2013	By:	/s/ Shawn J. Lindquist
	Name:	Shawn J. Lindquist
	Title:	Chief Legal Officer,
Executive Vice President and Secretary